SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          ---------------------------


                                   FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
         SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                            KOREA EQUITY FUND, INC.
                            -----------------------

            (Exact name of registrant as specified in its charter)




             Maryland                                13-3732685
--------------------------------         ---------------------------------
     (State of incorporation             IRS employer identification (no.)
         or organization)




    Korea Equity Fund, Inc.
       180 Maiden Lane
      New York, New York                               10038
-------------------------------          ----------------------------------
(Address of principal executive                     (zip code)
          offices)





Securities to be registered pursuant
to Section 12(b) of the Act:

Title of each class to be                    Name of each exchange on which
so registered                                each class is to be registered
---------------------                        ------------------------------

Shares of Common Stock,                      Boston Stock Exchange
par value $.10 per share





Securities to be registered pursuant to Section 12(g) of the Act:

None


Item 1.  Description of Registrant's Securities to be Registered.

         The section captioned "Description of Shares" in the Registrant's prospectus dated November 23, 1993, forming a part of the Registrant's Registration Statement on Form N-2 (Nos. 33-68652, and 811-8002) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on November 23, 1993, is incorporated herein by reference.

Item 2.  Exhibits.

(I) The following exhibits have been filed with the Commission:

         (1)   Form of Certificate for Common Stock.*

         (2) Portions of the Charter and the By-Laws of the Registrant defining the rights of holders of Common Stock*

(II) The following exhibits are to be filed with the Boston Stock Exchange only:

         (1)   Not applicable.
         (2)   Not applicable.
         (3)   Not applicable.
         (4)   (a) Charter of the Registrant.
               (b) By-Laws of the Registrant.
         (5)   Specimen Certificate for Common Stock.
         (6)   Not applicable.




















______________
*   Incorporated by reference to Exhibit (d) to the Registration Statement.

                                   SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             KOREA EQUITY FUND, INC.
                                             (Registrant)



                                             By:   /s/ David G. Stoeffel
                                               ---------------------------
                                                   David G. Stoeffel
                                                   Vice President

December 1, 2000